UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2023

LUCENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56509	83-4628133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1633 East Fourth Street Suite 148 Santa Ana, CA	92701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 298-3812

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 25, 2023 having determined that it would be fair and in the best interests of LUCENT and DESTI’s shareholders, respectively, and the Boards of Directors of LUCENT and DESTI have approved such Exchange, pursuant to which all of the right, title and interest in and to 100% of DESTI (the “Shares”) will be exchanged for 40,000,000 common shares of LUCENT (the “Exchange Shares”).

Lucent mainly produces high-capacity LiFePO4 power batteries, and derives related series of products: self-produced battery cells, self-designed PACK modules, BMS battery management systems and active balance systems, which are used in self-driving cars, electric vehicles, Various energy storage systems, UPS, elevator uninterruptible power supply system, base station backup power supply, etc., are the most competitive.

Customized various energy storage systems ranging from 5KW to 14000KW, which are used in the backup capacity of peak shifting and valley filling and building elevator uninterruptible power system (UPS), small household energy storage, camping areas without commercial power, mobile vendors and other mobile systems The use of small energy storage can replace the traditional use of diesel generators, which are too bulky, not environmentally friendly, air pollution and noise.

In the event of sudden power failure/power failure, the elevator can continue to operate, and there will be no trouble in the seamless connection.

•Multiple power sources provide input storage

•Small size, 1/3 the size of diesel generators, efficient use of space

•Can be used alone

•Remote monitoring of power status, users can rest assured when taking the elevator

•Lucent holder over 29 patent certificates relating to our products. (see Exhibit 99.1)

Management

Edward Huang-Director-Pres-Sec.-Treas.

From 2017 to the present, Mr. Huang worked at HREV, which he founded, specializing in the production of electric buses and electric logistics vehicles. From 2016 to 2017 Mr Huang focused on research and development of electric vehicle three-electric system and BMS automatic balancing systems. Since 2009, when he founded the venture, Mr. Huang operated Dijya Energy Saving Technology, Co. Ltd. operating in the energy industry.

Shaun Liu-Director

Shaun Liu is specialized in M&A and LBO. Mr. Liu has over 30 years experiences in the global financial services.

Education:

MBA, Graduate Degree, Western Washington University, 1988.

Computer Science, Undergraduate Degree, Western Washington University, 1986.

Experiences:

Since 2019 - Present

Chairman, Sunshine BIPV Corporation Taiwan.

2015 - Present

Riverrock Films was merged by Relativity Medias, a top five Hollywood media company.

2010 - 2015

Founder / Investor of Riverrock Films, a Hollywood music and movie production company,

www.riverrockfilms.com.

2008 - 2017

Fund Manager, Burnham Securities Inc., Hong Kong / China Operations, a Wall Street investment firm.

2007

Electroline was acquired by HTC, Taiwan.

2005 - 2007

Stargate Telecom, Inc. acquired Electroline, Inc., a Canadian Telecom Company.

2001 - 2007

Stargate Telecom Inc. acquired Belaire Smart Home Technologies, Inc.

1995 - 2007

Founder of Stargate Telecom, Inc. Design built Fiber Systems for ATT, Comcast, Charter, and Time Warner.

1986 - 1995

US Trade Representative, CETRA, Taiwan.

Charles Chang- Director

Sunshine Group is an investment company of Sunshine PV Corporation that was founded on May 2007 by Mr. Charles Chang as a manufacturer of the cutting-edge solar technology CIGS architectural solar glass in Taiwan. He is also the founder and president of Solartech Energy Corporation, now is called United Renewable Energy, Taiwan largest Solar Cell manufacturer.

Mr. Chang is a BS Chemical Engineer scholar from Yokohama University in Japan who served as President for Formosa Automobile Corporation. He honed his skills over the 30+ years working alongside with the founder and chairman of the 1954 PVC plant Formosa Plastics Group Taiwan from developing new products R&D, to manufacturing semiconductor products.

Sunshine Corporation, Hsinchu, Taiwan (2007 >

Solartech Energy Corporation, now called United Renewable Energy, Taiwan Largest Solar Company, Hsinchu, Taiwan (2005 >

Formosa Plastics Group, Taipei, Taiwan (1973 >

Formosa Automobile Corporation

Nan Ya Plastic Corporation, Taipei, Taiwan

Chang Gung Memorial Hospital

SUNSHINE Technologies:

- Renewable Energy and Energy Storage Systems.

- Electric Transportations (EV buses, vehicles & charging stations).

- Electric Cold Chain Vehicles.

SUNSHINE Important Events in 2022:

- Lucent, Inc.: IPO on NASDAQ in December.

- Market Entry: Phoenix Arizona factory.

- Dijiya M&A Completion in September.

- Riverrock Films: Hollywood 5G Metaverse. www.riverrockfilms.com.

- AI Datacenter in Phoenix for Medical Applications.

Steven Arenal-Director

After starting his career in commercial finance with Fuji Bank, Steve worked at Mellon Financial, and Lockheed.  Steve has initiated strategic acquisitions for European, Japanese and American companies as they expanded into new markets. Steve brings nearly 22 years of International finance expertise to Hutton Private Finance where he has worked since 2006. Specializing in corporate brokering, corporate finance, and M&A, Steve has worked with and represented companies mostly in the middle market, and has been involved in deals with the largest private equity funds. Steve helped start an industrial bank. He has spent 15 years placing equity into deals from a family office making him well qualified to find an acquisition candidate as the sole member of the Board of Directors. He has an MBA along with other graduate certificates in business and economics.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
99.1*	Financial Statements of Dijya Energy Saving Technology, Inc.
104	The cover page has been formatted in Inline XBRL.

* Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 28, 2023

Lucent, Inc.

/s/ Steven Arenal

Steven Arenal, President